Exhibit 3.5

AMENDED AND RESTATED

BYLAWS

ROWAN COMPANIES, INC.

A DELAWARE CORPORATION

Effective as of

May 4, 2012

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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AMENDED AND RESTATED

BYLAWS

OF

ROWAN COMPANIES, INC.

ARTICLE I

Offices

Section 1.    Principal Office. The principal office of the Corporation shall be in the City of Houston, County of Harris, State of Texas.

Section 2.    Registered Office. Until the Board of Directors otherwise determines, the registered office of the Corporation required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware (the “DGCL”)) to be maintained in the State of Delaware, shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company, or such other office and agent as may be designated from time to time by the Board of Directors in the manner provided by law. Such registered office need not be identical to the principal place of business of the Corporation.

Section 3.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.    Place of Meetings. All meetings of the stockholders shall be held in the City of Houston at the principal offices of the Corporation or at such other places as may be designated by the Board of Directors and shall be specified or fixed in the notices or waivers of notices thereof. The Board of Directors may, in its sole discretion, determine that a meeting not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL.

Section 2.    Notice of Meetings. Notice stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, in any manner permitted by law, by or at the direction of the Chairman of the Board, the President, the Chief Operating Officer (if one has been elected), the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

When a meeting is adjourned to another place, if any, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. If the date of any adjourned meeting is more than thirty (30) days after the date for the original meeting, notice of the place, if any, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in any manner permitted by law.

Section 3.    Quorum. The holders of at least a majority of the voting power of the outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of stockholders, either the person presiding over such meeting, or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, if any, date and time to which the meeting is being adjourned, to a time when a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. A stockholder shall be treated as being present at a meeting if such stockholder is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the proxy card granting such proxy is marked as casting a vote or abstaining or is left blank.

Section 4.    Annual Meetings; Election of Directors. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, date and time as the Board of Directors shall designate each year. Any business may be transacted at the annual meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 5.    Special Meetings. In addition to any condition that may be provided for in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time in the interval between annual meetings by the Chairman of the Board, the President or the Board of Directors. Special meetings of the stockholders may not be called by any other person or persons.

Section 6.    Voting; Elections; Inspectors; Votes by Ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of stockholders, every stockholder of record of any class entitled to vote thereat shall have one vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney, and bearing a date not more than three years prior to said meeting unless said instrument provides for a longer period.

If a quorum exists, action on a matter except the election of directors shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Except as provided below with respect to Contested Elections, each nominee for director shall be elected by a Majority Vote with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a “Majority Vote” means that the number of votes cast for a nominee must exceed the number of votes cast against that nominee’s election. Directors shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these Bylaws, a “Contested Election” means an election of directors with respect to which, as of five days prior to the date the Corporation first mails the notice of meeting for such meeting to stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. In determining the number of votes cast, abstentions and broker non-votes, if any, will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in the Certificate of Incorporation or these Bylaws or by some specific statutory provision superseding the provisions contained in these Bylaws or the Certificate of Incorporation.

Section 7.    Conduct of Stockholders’ Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, the Chief Operating Officer (if one has been elected) or a Vice President, as designated by the Board of Directors, or if none of such officers is present, by another person designated by the Board of Directors to preside over the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the person presiding over the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as such presiding person shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8.    Validity of Proxies; Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken charge of, and all ballots shall be received and canvassed by, the inspector(s) of election who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes.

Section 9.    Stockholder List. At least ten (10) days before every meeting of stockholders, the Secretary shall prepare (or cause to be prepared) a complete list of stockholders entitled to vote at such meeting of stockholders (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or during ordinary business hours at the Corporation’s principal place of business.

If the meeting is to be held at a place, then the stockholder list shall also be produced and kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 10.    Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Stockholders. Nominations of candidates for election as directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this subsection (a) of Article II, Section 10 is delivered to the Secretary, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this subsection (a) of Article II, Section 10.

(b)    Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Chairman of the Board, the President or the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this subsection (b) of Article II, Section 10 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this subsection (b) of Article II, Section 10.

Section 11.    Action Without a Meeting or Telephone Conference Meeting. Any action permitted or required by law, the Certificate of Incorporation or these Bylaws, to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding not less than the minimum percentage of the vote required for the proposed action consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of stockholders. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a vote receiving the requisite percentage to approve the action at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Stockholders may participate in and hold a meeting of stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action approved by written consent or at a meeting held by conference telephone or similar communication pursuant to this Article II, Section 11 shall have the same force and effect as if adopted at a meeting of the stockholders of the Corporation at which all of the stockholders entitled to vote were present.

ARTICLE III

Board of Directors

Section 1.    Powers; Number; and Qualifications.

(a)    Powers. The business and property of the Corporation shall be managed by the Board of Directors and, subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws, they may exercise all the powers of the Corporation.

(b)    Number. The Board of Directors shall consist of such number of directors as so determined from time to time solely by resolution of the Board of Directors. The number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time solely by resolution of the Board of Directors.

Section 2.    Term of Office. Each director shall serve until his successor is elected and qualified or until death, retirement, resignation or removal for any reason.

Section 3.    Newly Created Directorships. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, retirement, resignation, or removal for any reason, unless otherwise determined by a majority vote of the directors and (ii) the directors then in office may by a majority vote fill the newly created director position.

Section 4.    Vacancies. Should a vacancy occur or be created, whether arising through death, retirement, resignation or removal of a director for any reason, or through an increase in the number of directors, such vacancy shall be filled by a majority vote of the remaining directors, or by the sole remaining director if only one such director remains. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of such replaced director position.

Section 5.    Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE IV

Meetings of the Board of Directors

Section 1.    Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by the Certificate of Incorporation or Bylaws, in such place or places in the State of Delaware, or outside the State of Delaware, as the Board of Directors may from time to time determine.

Section 2.    First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

Section 3.    Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation. If the Chairman of the Board is not then an officer, the Board of Directors shall also then elect a Chairman of the Board from among the directors.

Section 4.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 5.    Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, the Vice Chairman of the Board (if one has been elected), or by a majority of the directors in office at the time. Each such special meeting shall be held at such place, date and time as shall be designated by the officer or directors calling such meeting.

Section 6.    Notice. The Secretary shall give notice of each special meeting in person, by mail, by courier or by telephone or other electronic transmission or in any other way permitted by law to each director at least twenty-four (24) hours before the time of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Notice may also be waived in writing or by electronic transmission as provided in Article IX, Section 3 of these Bylaws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice of such meeting.

Section 7.    Quorum. Unless the Certificate of Incorporation or these Bylaws otherwise require, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation or by these Bylaws.

Section 8.    Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine and the Chairman of the Board shall preside. In the absence of the Chairman of the Board, a chairman shall be designated by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding chairman may appoint an Assistant Secretary or any other person to act as secretary of the meeting.

Section 9.    Action Without a Meeting or Telephone Conference Meeting. Any action permitted or required by law, the Certificate of Incorporation or these Bylaws, to be taken at a meeting of the Board of Directors (or any committee designated by the Board of Directors) may be taken without a meeting if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Members of the Board of Directors (or members of any committee designated by the Board of Directors) may participate in and hold a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action approved by written consent or at a meeting held by conference telephone or similar communication pursuant to this Article IV, Section 9 shall have the same force and effect as if adopted at a meeting of the Board of Directors (or committee of the Board of Directors, as applicable) at which all of the directors (or committee members, as applicable) were present.

ARTICLE V

Committees

Section 1.    General. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these Bylaws.

Section 2.    Procedure; Meetings; Quorum. The Board of Directors shall designate the Chairman and Secretary of each committee appointed by the Board of Directors. Each such committee shall fix its own rules or procedure, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of the Board of Directors. A majority of all the then members of a committee shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies, and to discharge any such committee.

ARTICLE VI

Officers

Section 1.    Number, Titles and Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall include a President and a Secretary and, at the discretion of the Board of Directors, may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Controller, a Chief Operating Officer, a Chief Administrative Officer, a Treasurer and such other officers as the Board of Directors may from time to time deem necessary or appropriate. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. None of the officers need be a director. Except as designated by the Board of Directors, the Chief Operating Officer, Chief Administrative Officer and Chief Financial Officer shall each have the additional authority of a Vice President.

Section 2.    Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

Section 3.    Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.    The Chairman of the Board. The Chairman of the Board, if one has been elected and if designated by the Board of Directors, shall be elected by the Board of Directors. The Board of Directors may designate that the Chairman of the Board shall be a non-executive position, in which case the Chairman of the Board shall not be an officer of the Corporation. He shall preside at all meetings of stockholders and directors and he shall have such other powers and duties as designated in these Bylaws.

Section 5.    The Vice Chairman of the Board. The Vice Chairman of the Board, if one has been elected and if designated by the Board of Directors, shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. The Board of Directors may designate that the Vice Chairman of the Board shall be a non-executive position, in which case the Vice Chairman of the Board shall not be an officer of the Corporation.

Section 6.    The Chief Executive Officer. The Chief Executive Officer, if one has been elected, shall be the chief executive officer of the Corporation and, subject to the Board of Directors, he shall have general supervision over the business of the Corporation and shall be in charge of the properties and operations of the Corporation with all such powers with respect to such business, properties and operations as may be reasonably incident to such responsibilities; he may agree upon and execute all division and transfer orders, bonds, agreements, contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. In addition, if designated by the Board of Directors, he shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board.

Section 7.    The President. The President shall, subject to the Board of Directors, assist the Chief Executive Officer of the Corporation in the general supervision and management of the business, properties and operations of the Corporation with all such powers with respect to the management of such business, properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chief Executive Officer or if a Chief Executive Officer has not been elected, he may agree upon and execute all division and transfer orders, bonds, agreements contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors or these Bylaws, the President shall exercise the powers of the Chief Executive Officer during his absence, refusal or inability to act, or if a Chief Executive Officer has not been elected. Any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer to act at the time such action was taken. In addition, if designated by the Board of Directors, the President shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board and the Chief Executive Officer.

Section 8.    The Chief Operating Officer. The Chief Operating Officer, if one has been elected, shall be the chief operating officer of the Corporation and, subject to the Board of Directors, he shall assist the Chief Executive Officer (if one has been elected) and the President in the management and supervision of the business, properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to the management and supervision of such business, properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chief Executive Officer (if one has been elected) and the President, he may agree upon and execute all division and transfer orders, bonds, agreements, contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall exercise the powers of the President during his absence, refusal or inability to act. Any action taken by the Chief Operating Officer in the performance of the duties of the President shall be conclusive evidence of the absence, refusal or inability of the President to act at the time such action was taken.

Section 9.    The Chief Administrative Officer. The Chief Administrative Officer, if one has been elected, shall be the chief administrative officer of the Corporation with all such powers with respect to the administration of the Corporation as may be reasonably incident to such responsibilities and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall exercise the powers of the Chief Executive Officer (if one has been elected), the President and the Chief Operating Officer (if one has been elected) during their absence, refusal or inability to act. Any action taken by the Chief Administrative Officer in the performance of the duties of the Chief Executive Officer (if one has been elected), the President and the Chief Operating Officer (if one has been elected) shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer President and the Chief Operating Officer to act at the time such action was taken.

Section 10.    The Chief Financial Officer. The Chief Financial Officer, if one has been elected, shall be the chief financial officer of the Corporation and, subject to the Board of Directors, shall be in charge of and manage all the funds and securities of the Corporation, to include overseeing and directing the depositing and disbursing of the funds of the Corporation and the rendering of the statement of the cash account and other accounts of monies received and paid out on account of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 11.    Vice Presidents. Each Vice President, if any have been elected, shall have such powers and duties as may be assigned to him by the Board of Directors and exercise the powers of the Chief Executive Officer (if one has been elected), the President and the Chief Operating Officer (if one has been elected) during their absence, refusal or inability to act. Any action taken by a Vice President in the performance of the duties of the Chief Executive Officer (if one has been elected), the President and the Chief Operating Officer (if one has been elected)

shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer, the President and the Chief Operating Officer to act at the time such action was taken.

Section 12.    Controller. The Controller, if one has been elected, shall be the chief accounting officer of the Corporation and, subject to the Board of Directors, shall be in charge of and manage the accounting for all the funds and securities of the Corporation, to include maintaining records of all assets, liabilities and transactions of the Corporation and the rendering of the statements of the accounts of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 13.    Treasurer. The Treasurer, if one has been elected, shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as shall be designated by, and in the manner prescribed by, the Board of Directors; he may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the Corporation to be kept by him for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation; and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require. The Treasurer shall exercise the powers of the Chief Financial Officer during his absence, refusal or inability to act. Any action taken by the Treasurer in the performance of the duties of the Chief Financial Officer shall be conclusive evidence of the absence, refusal or inability of Chief Financial Officer to act at the time such action was taken.

Section 14.    Assistant Treasurer. Each Assistant Treasurer, if any have been elected, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurer shall exercise the powers of the Treasurer during the officer’s absence, refusal or inability to act.

Section 15.    Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may sign with the Chief Executive Officer (if one has been elected), the President, the Chief Operating Officer (if one has been elected), the Chief Administrative Officer (if one has been elected), the Chief Financial Officer (if one has been elected), or a Vice President in the name of the Corporation all contracts of the Corporation and affix the seal of the Corporation thereto; he may affix and attest the seal of the Corporation to such instruments and documents as may be properly executed by the Corporation; and he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the Corporation during ordinary business hours, and he shall in general perform all duties incident to the office of Secretary subject to the control of the Board of Directors.

Section 16.    Assistant Secretaries. Each Assistant Secretary, if any have been elected, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the officer’s absence, refusal or inability to act.

ARTICLE VII

Indemnification of Directors, Officers, Employees and Agents

Section 1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

Section 2.    Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

Section 3.    Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VII is not paid in full by the Corporation within ninety days after such receipt (thirty days in the case of a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.    Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.    Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.    Definitions. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VIII

Capital Stock

Section 1.    Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for certificated shares of the capital stock of the Corporation shall be in such form, not inconsistent with statutory provisions and the Certificate of Incorporation, as shall be approved by the Board of Directors. The President or a Vice President shall cause to be issued to each stockholder entitled to receive a stock certificate one or more certificates under the seal of the Corporation and signed by the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any or all of the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the officer, transfer agent or registrar who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

Section 2.    Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for certificated shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares that previously were certificated but which the Board has determined will be uncertificated, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a notice in accordance with Section 151(f) of the DGCL to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.    Record Date. (a) Meetings. For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or any adjournment thereof, the Board of Directors of the Corporation may fix a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no such record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    Other. For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.    Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 6.    Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.    Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost or destroyed.

ARTICLE IX

Miscellaneous Provisions

Section 1.    Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other period as shall be established by the Board of Directors from time to time.

Section 2.    Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 3.    Notice and Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, it shall not be construed to require personal delivery. Such notice also may be given in writing by depositing it in the United States mail (postage prepaid), by express overnight courier, or by facsimile or other electronic transmission. Such notice shall be deemed to have been given on the day of such mailing, deposit with a courier or day of transmission if by facsimile or other electronic transmission. A written waiver of notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4.    Resignations. Any director or officer may resign at any time. Such resignations shall be given in writing or by electronic transmission to the Corporation and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, the President, the Vice Chairman of the Board (if one has been elected) or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

ARTICLE X

Amendments

As provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal such bylaws as adopted, altered or amended by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation normally entitled to vote in the election of directors.